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                                  Exhibit 10(b)
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                         DIRECTOR FEE DEFERRAL AGREEMENT

         THIS AGREEMENT is made this day of            , 199   by and between
Sandy Spring National Bank of Maryland (the "Bank"), and             (the
"Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Bank's Board of Directors, the Bank is willing to provide the Director an opportunity to defer receipt of Directors' fees and to accumulate interest on the fees so deferred as provided in this Agreement. Amounts payable pursuant to this Agreement are unfunded, and the Bank will pay benefits from its general assets. Deferred fees and interest on them are subject to substantial restrictions and limitations.

                                    AGREEMENT

         The Director and the Bank agree as follows:

                                    Article 1
                                   Definitions

1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "Change in Control" means the transfer of 51% or more of the Bank's outstanding voting common stock followed within twenty-four months by termination of the Director's status as a member of the Bank's Board of Directors.

                  1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a code section shall be deemed to be that section as it now exists and to any successor provision.

                  1.1.3 "Election Form" means the form attached as Exhibit I.

                  1.1.4 "Fees" means the total Directors fees payable to the
                        Director.

                  1.1.5 "Insurance Policy" means a single premium life insurance policy which may be acquired by the Bank, in its sole discretion, as the sole owner, on the life of the Director in connection with this Agreement.

                  1.1.6 "Prime Rate" for a calendar year means the lowest Prime Rate reported for the last business day before January 1 of that year in the "Money Rates" column of the Wall Street
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                  Journal, or, if such rate is not published or its definition
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                  of such rate in the Wall Street Journal is substantially
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                  changed, such reasonably equivalent rate that the Board of
                  Directors of the Bank in its good faith discretion shall

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                  establish.

                  1.1.7 "Termination of Service" means the Director's ceasing to be a member of the Bank's Board of Directors (excluding directors emeriti) for any reason whatsoever.

                                    Article 2
                                Deferral Election

         2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within 30 days after the date of this Agreement. The Election Form shall set forth the amount of fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only fees earned after the date the Election Form is received by the Bank.

         2.2 Election Changes

             2.2.1 Generally. The Director may modify the amount of Fees to be deferred by filing with the Bank a signed Election Form. The Election shall set forth the amount of Fees to be deferred and the form of benefit payment. The modified deferral or form of benefit shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Bank. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Bank.

             2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instruction to the Bank may cease deferrals under this Agreement.

                                    Article 3
                                Deferral Account

         3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

             3.1.1 Deferrals. The Fees deferred by the Director as of the time the fees would have otherwise been paid to the Director.

             3.1.2 Interest. On the first day of each month and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.2, if any, at an annual rate, compounded monthly, equal to the Prime Rate for the calendar year for the period or periods for which such

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             accrual is recorded.

         3.2 Statement of Accounts. The Bank shall provide to the Director, within one-hundred and twenty days after each calendar year-end, a statement setting forth the Deferral Account balance.

         3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    ARTICLE 4
                                Lifetime Benefits

         4.1 Normal Termination Benefit. Upon the Director's Termination of Service, the Bank shall pay to the Director the benefit described in this
Section 4.1.

             4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Termination of Service.

             4.1.2 Payment of Benefit. The Bank shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Bank shall continue to credit interest under Section 3.1.2 on any unpaid balance of the benefit.

         4.2 Change in Control Benefit. Upon a Change in Control while the Director is in the active service of the Bank, the Bank shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

             4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the date of the Director's termination of Service.

             4.2.2 Payment of Benefit. The Bank shall pay the benefit to the Director in a lump sum within ten calendar days after the Director's Termination of Service.

         4.3 Hardship Distribution. Upon the Bank's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Bank shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship as determined in by majority vote of the Board of Directors of the Bank in its good faith discretion, with the Director abstaining.

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                                    Article 5
                                 Death Benefits

         5.1 Death During Active Service. If the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this Section 5.1.

             5.1.1 Insurance Policy in Effect. If the Director dies while the Insurance Policy is validly in effect, the benefit under Section
             5.1 is the greater of (a) the applicable Projected Benefit for the payment method in effect at death as shown on Exhibit II, or (b) payout of the Deferral Account balance at the date of the Director's death under the payment method in effect at death.

             5.1.2 Insurance Policy Not in Effect. If the Director dies while the Insurance Policy is not validly in effect, the benefit under
             Section 5.1 is the Deferral Account balance at the date of the Director's death.

             5.1.3 Payment of Benefit. The Bank shall pay the benefit to the beneficiary in the form elected by the Director on the Election Form and in effect at death. The Bank shall continue to credit interest under Section 3.1.2 on any unpaid balance of the benefit.

         5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived. The benefits under this Section 5.2 shall be paid in lieu of any benefits payable in the event of death during active service pursuant to Section 5.1.

                                    Article 6
                                  Beneficiaries

         6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. Such designation and modifications thereto may be made on a "Beneficiary Designation" in the form shown on page 2 of Exhibit I that is properly completed and filed with and accepted by the Bank. Designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

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         6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

         Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is attributable to the interest accrued on Director contributions:

         7.1 Excess Parachute Payment. To the extent the benefit would be an excess parachute payment under Section 280G of the Code.

         7.2 Suicide. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for the Insurance Policy.

                                    Article 8
                          Claims and Review Procedures

         8.1 Claims Procedure. The Bank shall notify the Director's beneficiary in writing, within ninety days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 Review Procedure. If the beneficiary is determined by the Bank not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty days after receipt by the Bank of the

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petition, the Bank shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the beneficiary.

                                   Article 9
                          Amendments and Termination

         The Bank may amend or terminate this Agreement at any time prior to the Director's Termination of Service by written notice to the Director. In no event shall this Agreement be terminated without payment to the Director of the Deferral Account balance attributable to the Director's deferrals and interest credited on such amounts.

                                   Article 10
                                 Miscellaneous

         10.1 Binding Effect. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

         10.2 No Guaranty of Employment or Election. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Bank, nor does it interfere with the shareholder's rights to replace the Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Maryland, except to the extent preempted by the laws of the United States of America.

         10.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. The Insurance Policy and any other insurance on the Director's life

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in which the Bank has an interest is a general asset of the Bank to which neither the Director nor any beneficiary has any preferred or secured claim of any kind, and does not represent funding for the benefit under this Agreement. Any representation or assertion contrary to this Section 10.6 is a material breach of this Agreement by the representing or asserting party, which, if such party is the Executive or, following his death, a beneficiary, shall immediately result in the cessation of any and all payments and the elimination of any liability hereunder for any payment not made prior to such assertion or representation, and, if such party is the Bank, shall subject it to liability for actual damages for such breach.

         10.7 Successors. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.


         IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.


DIRECTOR                                SANDY SPRING NATIONAL BANK
                                               OF MARYLAND

                                        By
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                                        Title
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